Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Amendment No. 4 to the Registration Statement on Form SB-2 of Wren, Inc., of our report dated March 28, 2006, relating to the December 31, 2005 financial statements of Wren, Inc., which appears in such Prospectus.  We also consent to the reference to us under the heading "Experts".

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah

March 7, 2007